EXHIBIT 1

JOINT FILING AGREEMENT

Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of the undersigned without the necessity of filing additional joint acquisition statements.  Each of the undersigned acknowledges that it shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated as of February 13, 2003.

OAKTREE CAPITAL MANAGEMENT, LLC

By:	/s/ John B. Frank
John B. Frank
Principal and General Counsel

By:	/s/ Philip Otero
Philip Otero
Senior Vice President

OCM OPPORTUNITIES FUND IV, L.P.
By:	Oaktree Capital Management, LLC,
its general partner

By:	/s/ John B. Frank
John B. Frank
Principal and General Counsel

By:	/s/ Philip Otero
Philip Otero
Senior Vice President

OCM OPPORTUNITIES FUND IVb, L.P.
By:	Oaktree Capital Management, LLC,
its general partner

By:	/s/ John B. Frank
John B. Frank
Principal and General Counsel

By:	/s/ Philip Otero
Philip Otero
Senior Vice President